PROMISSORY NOTE

Principal     Loan Date Maturity       Loan No.  Call Collateral     Account
$625,000.00   10-02-1996

Officer       Initials
104      PB

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower:     PENN OCTANE CORPORATION       Lender:   Bay Area Bank
         900 VETERANS BLVD. STE 240              900 Veterans Blvd.
         REDWOOD CITY, CA  94063            Redwood City, CA  94064

Principal Amount:  $625,000.00         Initial Rate:  11.250%
    Date of Note:  October 2, 1996

PROMISE TO PAY.   PENN OCTANE CORPORATION ("Borrower")
 promises to pay to Bay Area Bank ("Lender"), or order, in lawful money of the United States of America, on demand, the principal amount of Six Hundred Twenty Five
 Thousand & 00/100 Dollars ($625,000.00), together with interest on the unpaid principal balance from September 30, 1996, until paid in full.

PAYMENT. Borrower will pay this loan immediately upon Lender's demand. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Rate as listed in The Wall
 Street Journal "Money Rates: section, referred to as "Prime Rate", (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each month and is based on the published rate in effect on the first business day each month. If more than one Prime Rate is published, the prime rate chosen shall be solely at Banks option. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 3.000 percentage points over the Index, resulting in an initial rate of 11.250% per annum.
 NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due.
 (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender.
 (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behal false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
 (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
 (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of the Note.
 (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.
 (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve
 (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonable practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 8.000 percentage points over the index. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay
 Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.
 Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the state of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of San Mateo County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $12.00 if Borrower makes a payment on Borrower's loan and the check on preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant o pplicable law, to charge or setoff all sums owing on this note against any and all such accounts.

GENERAL PROVISIONS.  This Note is payable on demand.
 The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of di



                   SECURITY AGREEMENT
(CLEAN LETTER OF CREDIT)

In consideration of your opening at our request a letter of credit, the terms of which appear on the application attached hereto, we hereby agree with you as follows:

1. We will execute and deliver to you our Promissory Note payable on demand on your usual and customary form in an amount equal to the aggregate amount listed on the application, together with interest, commission, and all customary charges, and agree to be bound by the additional terms of said Promissory Note.

2. We will pay you upon demand in lawful money of the United States of America all moneys paid by you under or pursuant to said letter of credit, together with interest, commission and all customary charges; we also authorize you to change any of our accounts with you for all moneys so paid or for which you become liable under said letter of credit and we agree at least one day before the same is due to provide you with funds to meet all disbursements or payments off any kind or character, together with com

3. Neither you nor your correspondents shall be in any way responsible for performance by any beneficiary of its obligations to us, nor for the form, sufficiency, correctness, genuineness, authority of persons signing, falsification or legal effect of any documents called for under said letter of credit if such documents on their face appear to be in order.

4. Subject to the law and customs and practices of the trade, existing in the area where the beneficiary is located, said letter of credit shall be subject to, and performance by you, your correspondence and the beneficiary thereunder shall be governed by the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500" or by subsequent Uniform Customs and Practice fixed by subsequent Congresses of the International Chamber of Commerce.

5. It is agreed that all directions and correspondence relating to said letter of credit are to be sent at our risk and that you do not assume any responsibility for any inaccuracy, interruption, error or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

6. If the Application for Commercial Letter of Credit is signed by one individual, the terms "we", "our", "us", shall be read throughout as "I", "My", "Me" as the case may be. If signed by two or more parties, it shall be the joint and several agreement of such parties.

7. Commitment fee for the Letter of Credit is 2.5% annually and payable within 10 days of billing by Bank.

THE FOREGOING SECURITY AGREEMENT IS HEREBY ACKNOWLEDGED AND
 ACCEPTED THIS DATE: 10/3/96.

BY: Thomas A. Serleth        TITLE: Executive Vice President,
 Secretary Treasurer